                              MEDIA GENERAL, INC.

                                    By-Laws

                  As Amended and Restated Through May 31,1993




                                     INDEX

Article I.    Meetings of Stockholders.....................1
    1.  Place of Meetings .................................1
    2.  Annual Meetings ...................................1
    3.  Special Meetings ..................................1
    4.  Notice of Meetings.................................1
    5.  Quorum.............................................1
    6.  Voting.............................................1
Article II.   Directors
    1.  General Powers ....................................1
    2.  Number, Election, Term and Qualification...........1
    3.  Vacancies .........................................1
    4.  Removal ...........................................1
    5.  Compensation.......................................2
    6.  Advisory Directors ................................2
Article III.  Directors Meetings ..........................2
    1.  Annual Meeting ....................................2
    2.  Regular Meetings ..................................2
    3.  Special Meetings ..................................2
    4.  Notice.............................................2
    5.  Quorum.............................................2
    6.  Waiver of Notice ..................................2
    7.  Action Without a Meeting ..........................2
Article IV.   Directors Committees ........................2
    1.  Executive Committee................................2
    2.  Other Committees ..................................3
Article V.    Officers ....................................3
    1.  Officers...........................................3
    2.  Election, Term ....................................3
    3.  Removal of Officers ...............................3
    4.  Duties of Chairman of the Board....................3
    5.  Duties of Chairman of the Executive Committee......3
    6.  Duties of Vice Chairmen of the Board...............3
    7.  Duties of President................................3
    8.  Duties of Vice Presidents..........................3
    9.  Duties of General Counsel .........................3
   10.  Duties of Secretary ...............................4
   11.  Duties of Treasurer ...............................4
   12.  Duties of Controller ..............................4
   13.  Duties of Assistant Secretaries ...................4
   14.  Duties of Assistant Treasurers ....................4
   15.  Duties of Assistant Controllers ...................4
   16.  Salaries of Officers ..............................4
   17.  Bonds .............................................4
Article VI.   Certificates of Stock .......................4
    1.  Form ..............................................4
    2.  Transfer Agents and Registrars.....................5
    3.  Lost, Destroyed and Mutilated Certificates.........5
    4.  Transfer of Stock..................................5

    5.  Closing of Transfer Books and Fixing Record Date...5
Article VII.  Voting of Stock Held ........................5
Article VIII. Miscellaneous ...............................5
    1.  Checks, Notes, Etc. ...............................5
    2.  Fiscal Year .......................................5
    3.  Corporate Seal ....................................5
Article IX.   Amendments ..................................5
    1.  New By-Laws and Alterations .......................5
    2.  Legislative Amendments ............................5

                     Article I -- Meetings of Stockholders

Section 1. Place of Meetings -- Meetings of stockholders shall be held at the principal office of the Corporation in Richmond, Virginia or at such other place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

Section 2. Annual Meetings -- The Annual Meetings of Stockholders shall be held on the third Friday in May of each year, if not a legal holiday, and if a legal holiday, on the next business day following.

Section 3. Special Meetings -- Special meetings of the stockholders may be called by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors, or in such other manner as is permitted by law.

Section 4. Notice of Meetings -- Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting (except as a different time is specified in these By-laws or by the laws of Virginia) either personally or by mail, by or at the direction of the Chairman of the Board, a Vice Chairman, the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Notice of a stockholders' meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or exchange of shares, on a sale of all or substantially all of the assets of the Corporation, or the dissolution of the Corporation shall be given, in the manner provided above, not less than twenty-five nor more than sixty days before the date of the meeting. Any such notice shall be accompanied by such additional documents as may be required by law.

Section 5. Quorum -- A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; provided however, that when any specified action is required to be voted upon by a Class of Stock voting as a Class, holders of a majority of the shares of such Class shall constitute a quorum for the transaction of such specified action. If a quorum is present, action on a matter is approved if the votes cast in favor of the action exceeds the votes cast opposing the action, except when a larger vote or a vote by class is required by the laws of the State of Virginia and except that in elections of Directors those receiving the greatest number of votes shall be deemed elected even though not receiving a majority. Less than a quorum may adjourn, without notice other than by announcement at the meeting, until a quorum shall attend.

Section 6. Voting -- Each holder of shares of a Class entitled to vote on a matter coming before a meeting of stockholders shall be entitled to one vote for each share he holds.

A stockholder may vote either in person or by proxy executed by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy.

                            Article II -- Directors

Section 1. General Powers -- All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any requirement of stockholder action.

Section 2. Number, Election, Term and Qualification -- The number of Directors of the Corporation shall be fixed by the shareholders or by the Board of Directors, but shall not be fewer than eight nor more than twelve. For the purpose of election of Directors only, the Directors shall be divided into two classes; the Directors whom the holders of Class A Common Stock are entitled to elect shall be designated Class A Directors, and the Directors whom the holders of Class B Stock are entitled to elect shall be designated Class B Directors. Directors shall, except as provided in Section 3 of this Article II, be elected by the classes of shares entitled to elect them, at each annual meeting of Stockholders, to hold office until the next annual meeting of Stockholders or until their death, resignation, retirement, removal or disqualification. Directors need not be residents of the State of Virginia or Stockholders of the Corporation. Except for a Director who may be or has been an officer of the Company, all Directors shall be under the age of 73 years, provided however, that a Director serving at the time he reaches such age shall be permitted to complete his term of office but shall not thereafter be eligible for reelection, and provided further, that this sentence shall not apply to any Director in office as of November 24,1977.

Section 3. Vacancies -- Except as limited by law, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

Section 4. Removal -- At a meeting called expressly for that purpose any Director may be removed from office, with or without cause, by a vote of the Stockholders holding a majority of the shares of the Class of Stock which elected such Director. If any Directors are so removed, new Directors may be elected at the same meeting.

Section 5. Compensation -- The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board of Directors.

Section 6. Advisory Directors -- The Directors may, from time to time, by a majority vote of all Directors, elect one or more persons to serve as advisory directors for such term(s) as the Directors by resolution shall establish or until such advisory director's death, resignation, retirement, disqualification or removal. Advisory directors shall not be Directors of the Corporation and shall have no rights, privileges or powers of Directors other than those specifically provided herein or as may be specifically assigned to them by the Directors. Advisory directors shall attend meetings of the Directors and meetings of any committees of the Directors to which they may be appointed. Advisory directors shall not be entitled to vote on any business coming before the Directors or any Committee thereof and shall not be counted for the purpose of determining the number of Directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present or for any other purpose whatsoever. Any or all advisory directors may be removed at any time with or without cause by vote of the shareholders or by action of the Directors. The termination of any person's relationship with the Corporation as an advisory director shall not be deemed to create a vacancy in the position of advisory director.

                       Article III -- Directors Meetings

Section 1. Annual Meetings -- The Annual Meeting of the Board of Directors (which meeting shall be considered a regular meeting for the purposes of notice) shall be held on the same day as the Annual Meeting of Stockholders, for the purpose of electing Officers, unless the Board shall determine otherwise, and carrying on such other business as may properly come before such meeting.

Section 2. Regular Meetings -- Regular meetings of the Board of Directors shall be held for the purpose of carrying on such business as may properly come before the meeting in the months of January, March, May, July, September and November of each year on such day within such months and at such time and at such place, within or without the State of Virginia, as may be designated by the Chairman and specified in the notice of the meeting. Furthermore, regular meetings of the Board of Directors shall be held immediately following each special meeting of Stockholders to act upon any matter considered by the Stockholders and to consider such other business as may properly come before the meeting. Any such meeting shall be held at the place where the Stockholders' meeting was held.

Section 3. Special Meetings -- Special meetings of the Board of Directors shall be held on the call of the Chairman of the Board, a Vice Chairman, the President, or any four members of the Board of Directors, at the principal office of the Corporation or at such other place as the President may direct.

Section 4. Notice -- Notice of regular and special meetings of the Board of Directors shall be mailed to each Director at least two (2) days, or telegraphed at least twenty-four (24) hours, prior to the time of the meeting. Notice of a special meeting must set forth the purpose for which the meeting is called.

Section 5. Quorum -- A majority of the Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 6. Waiver of Notice -- Notwithstanding any other provisions of these By-laws, whenever notice of any meeting for any purpose is required to be given to any Director a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be the equivalent to the giving of such notice.

A Director who attends a meeting shall be deemed to have had timely and proper notice thereof unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Action Without A Meeting -- Any action which is required to be taken at a meeting of the Directors or of a Director's Committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

                       Article IV -- Directors Committees

Section 1. Executive Committee -- The Board of Directors, by a resolution adopted by a majority of the number of Directors, may designate no less than four (4) nor more than six (6) Directors, including the Chairman of the Board, the Chairman of the Executive Committee, any Vice Chairman and the President, to constitute an Executive Committee. Members of the Executive Committee shall serve until removed, until their successors are designated or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors. The Executive Committee, when the Board of Directors is not in session, may exercise all of the powers of the Board of Directors except as limited by law, and may authorize the seal of the Corporation to be affixed as required. Regular meetings of the Executive Committee shall be held six (6) times per year, alternating with the regular meetings of the full Board of Directors, on such days and at such time and at such place, within or without the State of Virginia, as may be designated by the Chairman of the Board or Chairman of the Executive Committee and specified in the notice of the meeting. The Special Meetings, Quorum, Waiver of Notice, and Action Without A Meeting provisions applicable to meetings of the Board of Directors set forth in Article III, Sections 3, 5, 6, and 7, respectively, shall apply to meetings of the Executive Committee as well, with all references therein to Directors to refer to the members of the Executive Committee and all references therein to the Board of Directors to refer to the Executive Committee. Notice of regular and special Executive Committee meetings of the Board of Directors shall be telephoned or otherwise given to each member thereof at least twenty-four (24) hours prior to the time of the meeting. Notice of a special meeting must set forth the purpose for which the meeting is called.

Section 2. Other Committees -- Other Committees with limited authority may be designated by a resolution adopted by a majority of the full number of Directors.

                             Article V -- Officers

Section 1. Officers -- The officers of the Corporation shall be a Chairman of the Board, a Chairman of the Executive Committee, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated as an Executive Vice President or a Senior Vice President), a General Counsel, a Secretary, a Treasurer, a Controller and, in the discretion of the Board of Directors, one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers. The Chairman of the Board, the Chairman of the Executive Committee, the Vice Chairmen of the Board and the President shall be chosen from the members of the Board of Directors. Any two offices may be combined in the same person except the offices of President and Secretary.

Section 2. Election, Term -- Officers shall be elected at the regular Annual Meeting of the Board of Directors or at such other time as the Board of Directors may determine and shall hold office, unless removed, until the next Annual Meeting of the Board of Directors or until their successors are elected and qualified.

Section 3. Removal of Officers -- Any Officer may be removed with or without cause at any time by the Board of Directors at any duly called meeting.

Section 4. Duties of Chairman of the Board -- The Chairman of the Board shall be a member of the Executive Committee and, in the absence or incapacity of the President or vacancy in the office of President, shall perform the duties of that office until the Board of Directors shall otherwise determine. He shall preside at all meetings of the Stockholders and Directors, and shall see that all the orders and resolutions of the Board of Directors are carried into effect, subject, however, to the rights of the Directors to delegate any specific powers. He shall, in addition, have such powers and duties as may be specifically assigned to him by the Board of Directors.

Section 5. Duties of Chairman of the Executive Committee -- The Chairman of the Executive Committee shall be a member of the Executive Committee, and shall preside at all meetings of the Executive Committee and shall see that all orders and resolutions of the Executive Committee are carried into effect, subject, however, to the rights of the Executive Committee to delegate any specific powers. He shall, in addition, have such powers and duties as may be specifically assigned to him by the Board of Directors.

Section 6. Duties of Vice Chairmen of the Board -- Subject to the control of the Board of Directors and the Chairman of the Board and to the Provisions of the Articles of Incorporation and By-laws, the Vice Chairmen shall severally perform such duties as may, from time to time, be assigned to each by the Chairman of the Board or the Board of Directors.

Section 7. Duties of President -- Subject to the control of the Board of Directors and the Chairman of the Board and to the Provisions of the Articles of Incorporation and By-laws, the President shall have general charge, supervision and control of all the business and affairs of the Corporation, and in the absence or incapacity of the Chairman of the Board or the Vice Chairmen, shall perform the duties of the Chairman or the Vice Chairmen until the Board of Directors shall otherwise determine. He shall make annual reports showing the condition of the affairs of the Corporation, making such recommendations as he thinks proper, and shall from time to time submit to the Board of Directors such information as may be required, relating to the business and property of the Corporation. He shall further perform all such duties as may from time to time be assigned or delegated to him by the Board of Directors.

Section 8. Duties of Vice Presidents -- The Vice Presidents shall severally perform such duties as may, from time to time, be assigned to each by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 9. Duties of General Counsel -- The General Counsel shall be the chief legal officer of the Corporation. He shall, with the help of those whom he may employ (including any firm of which he may be a member) supervise the handling of all claims made by or against the Corporation, the filing of such statements, reports or other documents as may be required by state and federal agencies controlling corporations and their securities, render legal advice to the Officers and Directors and generally manage all matters of a legal nature for the Corporation.

Section 10. Duties of Secretary -- The Secretary shall keep a record in proper books for the purpose of all meetings and proceedings of the Board of Directors and of the Executive Committee and also the minutes of the Stockholders' meetings, and record all the votes of the Corporation. He shall attend to the giving and serving of all notices of the Corporation and shall notify the Directors and Stockholders of their respective meetings. He shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all documents which are authorized to be executed on behalf of the Corporation under its corporate seal. He shall have custody of all deeds, leases, and contracts and shall have charge of the books, records and papers of the Corporation relating to its organization and management. In addition, he shall perform such other duties as may from time to time be delegated to him by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 11. Duties of Treasurer -- The Treasurer shall have custody of all the funds and securities of the Corporation and shall dispose of the same as provided in these By-laws, or as directed by the Board of Directors or the Executive Committee, if created. He shall have the care and custody of all securities, books of account, documents and papers of the Corporation except such as are kept by the Secretary. He shall keep regular and full accounts showing his receipts and disbursements. He shall at all times submit to the Board of Directors such statements as to the financial condition of this Corporation as they may require and shall perform such other duties as may from time to time be delegated to him by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 12. Duties of Controller -- The Controller shall be responsible for all accounting, budgeting, and internal auditing functions of the Corporation, subject to the direction of the Chairman of the Board, the Vice Chairmen, the President, the Vice President designated as Principal Accounting Officer, or the Board of Directors. In addition, he shall perform such other duties as may from time to time be delegated to him by the Chairman of the Board, the Vice Chairmen, the President or the Board of Directors.

Section 13. Duties of Assistant Secretaries -- The Assistant Secretaries shall, jointly or severally, in the absence or incapacity of the Secretary or vacancy in the office of Secretary, perform the duties of the Secretary. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Secretary.

Section 14. Duties of Assistant Treasurers -- The Assistant Treasurers shall, jointly and severally, in the absence or incapacity of the Treasurer or vacancy in the office of Treasurer, perform the duties of the Treasurer. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Treasurer.

Section 15. Duties of Assistant Controllers -- The Assistant Controllers shall, jointly and severally, in the absence or incapacity of the Controller or vacancy in the office of Controller, perform the duties of the Controller, and shall in general assist the Controller in the performance of his duties. They shall also perform such other duties as may from time to time be delegated to them by the Chairman of the Board, the Vice Chairmen, the President, the Board of Directors or the Controller.

Section 16. Salaries of Officers -- The Board of Directors shall fix the salaries of all of the Officers of the Corporation.

Section 17. Bonds -- The Board of Directors may by resolution require that any or all Officers, Agents and Employees of the Corporation give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and comply with such other conditions as may from time to time be required by the Board of Directors.

                      Article VI -- Certificates of Stock

Section 1. Form -- Certificates representing shares of the capital stock of the Corporation shall be in such form as is permitted by law and prescribed by the Board of Directors and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or any other Officer authorized by a resolution of the Board of Directors. They may, but need not, be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the Officers upon such certificates may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation itself or an employee of the Corporation.

In case any Officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Section 2. Transfer Agents and Registrars - Transfer Agents and/or Registrars for the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign stock certificates.

Section 3. Lost, Destroyed and Mutilated Certificates -- Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion, or any Officer of the Corporation appointed by the Board of Directors for that purpose may in his or her discretion, cause one or more new certificates for the same number of shares in the aggregate to be issued to such Stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 4. Transfer of Stock -- The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificates for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation.

Section 5. Closing of Transfer Books and Fixing Record Date -- For the purposes of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors of this Corporation may fix in advance a date as the record date for any such determination of Stockholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of Stockholders is to be taken. If no record date is fixed for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Stockholders. When a determination of Stockholders has been made as provided in this section with respect to any meeting, such determination shall apply to any adjournment thereof.

                      Article VII -- Voting of Stock Held

Unless otherwise provided by the vote of the Board of Directors, the Chairman of the Board, a Vice Chairman, the President, or the Secretary may from time to time appoint an attorney or attorneys or agent or agents of this Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the Chairman of the Board, a Vice Chairman, the President, or the Secretary may himself attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any powers of this Corporation as the holder of such stock or other securities of such other corporation.

                         Article VIII -- Miscellaneous

Section 1. Checks, Notes, Etc. -- All checks and drafts on the Corporation's bank accounts and all bills of exchange, promissory notes, acceptances and other instruments of a similar character shall be signed by such officer or officers or agent or agents of the Corporation as shall be thereunto authorized from time to time by the Board of Directors.

Section 2. Fiscal Year -- The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

Section 3. Corporate Seal -- The Corporate Seal shall be circular and shall have inscribed thereon, within and around the circumference, the words "Media General, Inc., Richmond, VA." In the center shall be the word "Seal."

                           Article IX  -- Amendments

Section 1. New By-laws and Alterations -- These By-laws may be amended or repealed and new By-laws may be made at any regular or special meeting of the Board of Directors by a majority of the Board. However, By-laws made by the Board of Directors may be repealed or changed and new By-laws may be made by the Stockholders and the Stockholders may prescribe that any By-law made by them shall not be altered, amended, or repealed by the Directors.

Section 2. Legislative Amendments -- In event any portion of these By-laws is subsequently altered by act of the General Assembly of Virginia those portions thereof which are not affected by such legislation shall remain in full force and effect until and unless altered or repealed in accordance with the other terms hereof.